Press Release                                     Source: Index Oil and Gas Inc.


Index Oil and Gas Inc. announces Letter of Intent to acquire UK Oil and Gas Company.
Friday, December 16/2005, 12:00 am ET

Carson City, Nevada--Dec 16, 2005--Index Oil and Gas, Inc (OTCBB:IXOG) announces that it has signed a Letter of Intent to acquire 100% of the share capital of Index Oil and Gas Ltd ("IOGL"), a private company registered in the U.K.

IOGL is a gas biased oil and gas exploration and production company, with activities in Kansas, Texas and Louisiana. It has offices in Bath, England and Houston, Texas. IOGL is focused on efficiently building a broad portfolio of producing properties with significant upside potential.

IOGL intends to grow its existing asset base and revenues through further investment in the U.S., selected for its prolific petroleum systems set in a stable political and economic environment.

Forward-Looking Statement

The statements in the press release that relate to the company's expectations with regard to the future impact the company's results from acquisitions or actions in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since the information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.
INDEX OIL AND GAS INC.

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Contact:
Index Oil and Gas Inc.
711 S. Carson St. #4
Carson City, NV  89701